UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): May 12, 2004

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-30176 (Commission File Number)	73-1567067 (IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Item 5. Other Events
SIGNATURES

Item 5. Other Events

     Devon Energy Corporation has provided a revocable parental guaranty to holders of certain debt securities of its subsidiary, Devon Canada Corporation. The debt securities were assumed by Devon in its 2001 acquisition of Anderson Exploration, Ltd. The debt securities were not previously guaranteed by Devon.

     The debt securities subject to the parental guaranty described in this filing are limited to the following:

     7.25% medium-term notes due July 18, 2005 in the amount of C$175 million

     6.55% medium-term notes due August 2, 2006 in the amount of C$200 million
     6.75% notes due March 15, 2011 in the amount of US$400 million

     Devon has the ability to revoke the guaranty of the debt securities at any time by providing 30 days notice to the Trustee.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Janice A. Dobbs

Janice A. Dobbs,
Corporate Secretary

Date: May 12, 2004

3